June 22, 2021 Francisco Aristeguieta Dear Francisco: In connection with your relocation to the United States, I am pleased to offer you employment with State Street Bank and Trust Company (together with its parent, State Street Corporation, and its or their direct and indirect subsidiaries “State Street” or the “Company”). This letter and the documents attached to it, including the Restrictive Covenant Agreement attached as Appendix A, contain the Company’s offer of employment to you (the “Offer of Employment”). To accept this Offer of Employment, please sign and date one copy of this document and return it by either e-mailing a scanned copy or faxing a copy to me. The acceptance must be received no later than 5 business days from the date reflected above or the offer will expire and be of no further force or effect. Your expected relocation date is July 1, 2021. Please retain a copy of this Offer of Employment for your records. General Terms Position Details You will be employed in the position of Chief Executive Officer, Institutional Services with a Bank Title of Executive Vice President. You will initially report to Ron O’Hanley and will have a primary working location at State Street Financial Center in Boston, Massachusetts. You agree to perform the duties of your position and such other duties as may be assigned to you from time to time, in a diligent and competent manner. Further, while employed by State Street, you will devote your full working time and your best efforts, business judgment, skill and knowledge exclusively to the advancement of the business interests of State Street. Your agreement to do so is a material inducement to State Street’s willingness to extend this offer of employment to you. This is a full-time position. Base Compensation State Street will pay you a base salary at the initial gross rate of $700,000, annually for all hours worked. You will not be eligible to earn overtime pay. State Street currently uses a bi- weekly pay cycle which generally results in payment every other Friday. State Street may adjust this base salary and pay cycle from time to time. Incentive Compensation Plan Participation State Street’s approach to employee compensation is based on total compensation and pay- for-performance. Employees generally have the opportunity to earn some type of variable, discretionary incentive pay in addition to base compensation through State Street’s incentive compensation or structured incentive plans. Incentive compensation may be delivered in the form of immediate or deferred awards. Receipt of incentive compensation is subject to the

Information Classification: Limited Access terms and conditions of the applicable plan and deferred award documents approved by the Board of Directors of State Street Corporation (the “Board”) or its delegate as in effect from time to time, including any forfeiture and/or clawback provisions therein. Although State Street intends to continue to use incentive compensation and structured incentive plans to reward performance indefinitely, it may amend, modify or terminate its plans and programs at any time. State Street’s incentive compensation program is subject to the applicable guidance and regulations of the Board of Governors of the Federal Reserve System (FRB) and of other United States and international regulators, which may require that certain risk- mitigating features be included in your incentive awards. Because your position will be deemed a “material risk taker” position for FRB purposes, your incentive awards will be subject to applicable clawback/forfeiture requirements. You will be eligible to be considered for annual discretionary incentive compensation awards under the State Street incentive compensation plan applicable to your role (the “Plan”). Awards under the Plan are made at the sole discretion of the Board or its delegate and are based upon company performance, individual performance, risk factors and such other factors as determined by the Board or its delegate. State Street may adjust the proportion of cash and deferred compensation in each award, the type, form and structure of deferred compensation, as well as the threshold for deferred compensation eligibility at any time. Incentive compensation awards are typically made in the first quarter of each calendar year. You must be employed on the date an award is made in order to earn and receive it. Incentive Award Targets for 2021 and 2022. You will be eligible to be considered for incentive compensation awards for 2021 and 2022 under the Plan. A target amount of $6,575,000 will be used in determining the amount of your 2021 award. A target amount of $7,300,000 will be used in determining the amount of your 2022 award. Please understand that these targets are not a guarantee but represent the approximate amounts you may be awarded under the Plan with respect to your performance in 2021 and 2022, as applicable. Like all awards under State Street incentive compensation plans, whether or not you receive an award, and, if so, the amount ultimately awarded to you, are decisions made in the sole discretion of State Street based upon Company performance, individual performance factors, risk factors, overall Plan funding, the capital reserve requirements of State Street, your 2021 or 2022 performance assessment, as applicable, and such other factors as determined by the Board or its delegate in its discretion. Each target will be used in determining the amount of your incentive compensation award for the specified year only and will not be used to determine any other awards you are considered for in any State Street incentive plan for subsequent years. The amount awarded to you, if anything, may vary, up or down, from year to year. Payment under the Plan will be made in cash and/or deferred awards, pursuant to the cash/deferral split determined by the Board or its delegate in its discretion. Award of incentive compensation in one year does not guarantee an award in any future year. Expatriate and Other Benefits

Information Classification: Limited Access Effective July 1, 2021, you will no longer be eligible for an expatriate allowance or other expatriate benefits. Reporting Location, Commuting. and Business Travel Effective July 1, 2021, your reporting location will be our offices in Boston, Massachusetts. We understand that you will likely elect not to live in the Boston area. In that case, you will be personally responsible for the cost of any travel to and from our offices in Boston as well as any personal income tax liability related to your presence in Massachusetts, just as you would if you instead chose to live in the Boston area. As was agreed during your prior employment in Hong Kong, State Street will also continue the practice of providing you first-class air travel for your business travel. However, you will be responsible for reimbursing the Company for the aggregate incremental cost of any business travel originating from a city other than Boston for non-business reasons. By way of example, if you elect to continue to live in Miami, Florida, and the cost of first-class airfare from your home in Miami to visit a client exceeds the cost of comparable travel from Boston, you will be required to reimburse the Company for that difference. Benefit Program Participation You will be eligible to participate in all employee benefit programs that State Street makes available to its U.S. employees, subject to the eligibility requirements and other terms and conditions contained in the applicable plan documents. The State Street Benefits Overview, which provides information regarding State Street’s current benefit plan offerings, will be provided under a separate cover. Certain additional benefits are also provided to executives at the Executive Vice President level within the Company, such as an executive physical examination program and umbrella liability insurance. Visit Fidelity NetBenefits at www.netbenefits.com/statestreet for additional information about State Street’s benefits plans. State Street also provides a wide variety of talent development opportunities, which include online and instructor-led classes across a wide range of disciplines and topics, as well as mentors and numerous on-the-job experiences and skill-building opportunities. Although State Street intends to continue to offer valuable employee benefits and training programs for its employees indefinitely, it may amend, modify or terminate such programs at any time. Vacation Currently, State Street’s policies allow you to accrue vacation time at the rate of four (4) weeks per year. Vacation currently accrues annually, on a calendar year basis. You will begin

Information Classification: Limited Access earning vacation at this rate commencing on your relocation date. For more information, please refer to the State Street Benefits Overview. Additional Terms and Conditions At-Will Employment Your employment at State Street is at-will. This means that either you or State Street may terminate the employment relationship at any time, for any reason. Nothing in this Offer of Employment or any of the documents referenced in it obligates State Street to continue your employment for any particular period of time or level of compensation. Only the Chief Executive Officer of State Street may authorize, in writing, any change to the at-will status of your employment. Conditions to Employment This offer of employment is subject to your satisfaction of the following conditions: • Background Investigation. You must consent to a background investigation (including credit history, criminal background, investigative consumer report, education and employment verification), and the results of such investigation must be satisfactory to State Street. Unsatisfactory results in the background investigation will result in withdrawal of this offer of employment or termination of employment. • Restrictive Covenant Agreement. You must sign and return this Offer of Employment and abide by all its terms, including those terms contained in the Restrictive Covenant Agreement in Appendix A. • Additional Employment-Related Agreements and Codes. You will also be required to complete State Street’s on-line Standard of Conduct (and Code of Ethics where applicable) certification and learning assessment following the commencement of employment, as a condition of continued employment. • Eligibility for Employment. You must also document your eligibility to work in the United States by providing identification and/or employment eligibility documents which satisfy the requirements of U.S. law. State Street will also use an electronic system established by the federal government (E-Verify) to verify your employment eligibility. Further information regarding State Street’s use of E-Verify is posted in the workplace. • Political Donations. In addition, if required by your business unit, level and/or position, you may be required, as a condition of initial and/or continuing employment, to complete a questionnaire regarding certain state and local political contributions made by you and/or your dependents in order to establish your eligibility for employment with State Street. Nonimmigrant Visa Classification If you are an individual holding a time-limited authorization to work in the United States (such as an H-1B or L-1 visa), your inability to continue working for State Street following the expiration of that visa will constitute a voluntary termination of your employment for all

Information Classification: Limited Access purposes. You further understand and agree that the decision to extend or not to extend sponsorship of any nonimmigrant visa is solely State Street’s. Miscellaneous By accepting this Offer of Employment, you represent and warrant that your accepting employment with and performing services for State Street will not breach or be in conflict with your obligations to any third party and that you are not now subject to any covenant against competition, covenant against solicitation, court order or other agreement or obligation that could affect your performance of your duties and obligations to State Street. You further agree that you will not disclose to or use on behalf of State Street any confidential or proprietary information of any third party without that party’s consent. All payments made to you during your employment shall be reduced by any tax or other amounts legally required to be withheld by State Street and any lawful deductions authorized by you. This Offer of Employment and the documents referenced in it set forth the entire agreement between you and State Street, and replace all prior and contemporaneous communications, agreement and understandings, written and oral, with respect to the terms and conditions of your employment; provided, however, that your undertakings concerning Confidential Information and Intellectual Property, each as contained in the Confidentiality, Intellectual Property and Restrictive Covenant Protective Agreement between you and State Street Asia Limited dated as of July 15, 2019 shall remain in full force and effect in accordance with their terms. Acceptance and New Hire Process. In order to make your onboarding process as smooth as possible, you will need to complete a series of new hire tasks within the required timeframes. Failure to complete these steps promptly will impact your relocation date. • Offer of Employment – Please sign and date one copy of this document and return it by emailing a scanned copy to the contact listed below. • Fingerprinting – You will receive a MyWorkday task instructing you to complete the necessary Global Security tasks and to visit one of State Street’s Global Security offices as soon as possible but no less than 6 business days prior to your relocation date to be fingerprinted. • Employment Work Authorization – Section 1 of the electronic Form I-9 must be complete on or before your first day of employment. Section 2 of the form may be completed at the time of fingerprinting, but no later than 2 business days following your first day of employment. Please return all signed documentation to me at KMHorgan@StateStreet.com or contact me at 617-664-2818 or with any questions or for further assistance. I am delighted to extend this Offer of Employment to you on behalf of State Street and look forward to you joining us in Boston.

Information Classification: Limited Access STATE STREET BANK AND TRUST COMPANY /s/ Kathryn M. Horgan Kathryn M. Horgan Executive Vice President Chief Human Resources and Corporate Citizenship Officer By signing and dating below, I represent and agree that I have read, understand and agree to the terms and conditions of this Offer of Employment as set forth above, including the Restrictive Covenant Agreement at Appendix A. /s/ Francisco Aristeguieta Francisco Aristeguieta Effective date of hire: July 1, 2021

Information Classification: Limited Access Appendix A Restrictive Covenant Agreement 1. Confidentiality You acknowledge that in connection with your employment by State Street, you will learn of, and may create Confidential Information as defined below. Subject to the below paragraph labeled “Certain Limitations” you agree as follows: • All Confidential Information is and shall remain the property of State Street, its Affiliates and/or its or their licensors, suppliers or customers. • You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use any knowledge of activities or positions in the accounts or cash accounts of State Street, its subsidiaries, or any of their respective clients for your own personal gain or for the gain of others. • You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with State Street. You will use your best efforts and exercise due diligence to protect, to not disclose, and to keep as confidential all Confidential Information. • You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any State Street data or systems through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures and policies designed to protect State Street’s data. • Upon request and at the termination of your employment, you agree to return to the Company or, if so directed by the Company, to destroy any and all copies of materials in your possession containing Confidential Information. These terms do not apply to any information which (i) is previously known to you without an obligation of confidence, (ii) is publicly disclosed (other than by you in violation of this Agreement or any other obligation of confidence) either prior to or subsequent to your receipt of such information, or (iii) is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with State Street. Your obligations under this Confidentiality paragraph shall survive the termination of your employment, without regard to the reason for such termination. 2. Assignment and Disclosure You hereby acknowledge that, by reason of being employed by State Street, to the fullest extent {use permitted by law, all inventions, works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by State Street and relating to the

Information Classification: Limited Access business or demonstrably anticipated business, products, activities, research or development of State Street or any of its Affiliates or resulting from any work performed by you for State Street or any of its Affiliates, including any track record with which you may be associated as an investment manager or fund manager, or making use of Confidential Information or any of the equipment or facilities of State Street or any of its Affiliates (“Work Product”) that consists of copyrightable subject matter is “work made for hire” as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street and its Affiliates. You hereby waive in favor of State Street and its Affiliates any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including any intellectual property rights. You will promptly disclose, in writing, to State Street all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street (a) to transfer to State Street and its Affiliates the Work Product and any intellectual property rights therein, (b) to obtain or perfect such rights, (c) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations, and (d) to protect and enforce State Street’s and its Affiliates’ interest in them. These obligations shall continue beyond the period of your employment with respect to Work Product conceived or made by you during the period of your employment. You hereby represent and warrant that you do not possess any pre-existing rights in any inventions, works, deliverables, products, methodologies and other work product and will not use any pre-existing rights during your period of employment by State Street. However, in the event that you create any inventions, works, deliverables, products, methodologies and other work product that are not assigned to State Street pursuant to the promises above and you subsequently incorporate any such inventions, works, deliverables, products, methodologies and other work product into any work that you perform or create for State Street or any of its Affiliates during the period of your employment by State Street, you hereby irrevocably grant to State Street and its Affiliates a royalty-free, fully paid-up, perpetual, transferable, worldwide, non-exclusive license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, offer to sell, sell, import and otherwise distribute such inventions or works. 3. Certain Limitations Nothing in this Appendix A, or in the Offer of Employment to which it is appended, prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Appendix A, or in the Offer of Employment to which it is appended, requires you to notify the Company

Information Classification: Limited Access that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any confidential information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. You shall not be held criminally or civilly liable under any Federal or State trade secret law if you disclose a State Street trade secret (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. The Company does not waive any applicable privileges or the right to continue to protect its privileged attorney-client information, attorney work product, and other privileged information. 4. Post-Employment Cooperation You agree that, following the termination of your employment with State Street and its Affiliates, you will reasonably cooperate with State Street with respect to any matters arising during or related to your employment, including but not limited to any litigation, governmental investigation, or regulatory or other proceeding. State Street shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 5. Non-Disparagement Subject to the paragraph labeled “Certain Limitations”, above, you agree that, whether during your employment or following the termination thereof, you shall not make any false, disparaging, or derogatory statements to any media outlet (including, but not limited to, Internet-based chat rooms, message boards, social media (such as Facebook), and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of State Street, its Affiliates or any of their respective directors, officers, employees, agents or representatives, or about State Street’s or any of its Affiliates’ business affairs and/or financial condition. 6. Non-Solicitation You agree that during your employment and for a period of eighteen (18) months from the date of termination of your employment (in the aggregate, the “Non-Solicit Period”), you will not, without the prior written consent of State Street or the legal entity with whom you are employed: (A) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of State Street or its Affiliates), the

Information Classification: Limited Access employment or engagement of, hire, employ or engage, recruit, or in any way assist another in soliciting or recruiting the employment or engagement of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an Officer of State Street or any of its Affiliates (excluding any such Officer whose employment was involuntarily terminated); or (B) engage in the Solicitation of Business from any Client or Prospective Client on behalf of any person or entity other than State Street or its Affiliates. For the purpose of this paragraph 6, the term “Officer” shall include any person holding a position title of Assistant Vice President or higher. 7. Notice Period Upon Resignation To permit State Street to safeguard its business interests, including its valuable customer goodwill, you agree to give State Street advance notice of your resignation. The duration of the advanced notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows: • If you are a member of the Management Committee, you will give 180 days’ advance notice • If you are an Executive Vice President (but not a member of the Management Committee), you will give 90 days’ advance notice During the Notice Period, you will cooperate with State Street and provide State Street with any information it requests, in order to transition your duties, accomplish State Street’s business, and/or preserve its valuable client relationships. In its sole discretion, during the Notice Period, State Street may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Nevertheless, except as described below, for the duration of the Notice Period you shall remain an employee of State Street, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to be subject to and to comply with State Street’s corporate and other policies. You agree that should you breach this paragraph 7 and fail to provide notice as required herein, in addition to remedies under law, State Street shall be entitled to injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided without the need to post bond. If you have 60 or fewer days’ notice remaining in your required Notice Period, State Street may choose to release you from your obligations under this paragraph 7, and terminate your employment with immediate effect and without any payment in lieu of any unexpired Notice Period. For the avoidance of doubt, any such release by State Street shall not affect your other obligations under this Appendix A. Any termination of your employment pursuant to this paragraph 7, including by State Street during the Notice Period, will be a voluntary termination for all purposes.

Information Classification: Limited Access Notwithstanding the foregoing, this paragraph 7 shall not apply in the event you terminate your employment for Good Reason as defined in an agreement or plan relating to a change in control of State Street. 8. Non-Competition In consideration of your employment by State Street, the compensation and other benefits to be provided to you under the Offer of Employment to which this Appendix A is appended, and the significant support resources you will receive in the course of your employment by State Street, you agree that the restrictions set forth in this paragraph 8 are necessary to protect the goodwill, Confidential Information (including trade secrets) and other legitimate interests of State Street and its Affiliates. State Street hereby advises that you have the right to consult an attorney before signing this agreement. You agree that, while you are employed by State Street or any of its Affiliates and for 12 months following the date of termination of your employment with State Street or any of its Affiliates for any reason (in the aggregate, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of State Street or any of its Affiliates with respect to which you were involved at any time during your employment or, with respect to the portion of the Non-Compete Period that follows termination of your employment, within the two years preceding the date of the termination of your employment with State Street or any of its Affiliates. While you have a primary reporting location in Massachusetts, if State Street terminates your employment involuntarily not for Cause, then the Non-Compete Period shall end upon the termination of your employment. 9. Enforcement You acknowledge and agree that the provisions contained in this Appendix A are necessary to the protection of the Company’s and its Affiliates’ business and goodwill, and are material and integral to the undertakings of the Company and its Affiliates. You further agree that State Street and its Affiliates will be irreparably harmed in the event such provisions are not performed in accordance with their specific terms or are otherwise breached. Accordingly, if you fail to comply with such provisions, State Street or any of its Affiliates shall be entitled to injunctive or other equitable relief or remedy in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled hereunder, without the need to post bond. In addition, State Street or any of its Affiliates shall be entitled to recover its or their reasonable attorneys’ fees and costs incurred in connection with obtaining any relief as a result of your breach of any of your obligations under this Appendix A. You acknowledge and agree that no change in the nature or scope of your employment or other relationship with State Street or any of its Affiliates shall operate to excuse you from the performance of your obligations hereunder. 10. No Waiver

Information Classification: Limited Access No delay or waiver by the Company in exercising any rights under this Appendix A shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by the Company must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Interpretation of Business Protections The representations and agreements made by you in this Appendix A shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions in this Appendix A is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Appendix A is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 12. Definitions For the purpose of clarity, the following terms in this Appendix A are defined as follows: • “Affiliates” means any entity controlling, controlled by or under common control with State Street Bank & Trust Company, including State Street Corporation and its direct and indirect subsidiaries and the direct and indirect subsidiaries of State Street Bank & Trust Company. • “Cause” means (i) State Street’s good faith determination that it has a reasonable basis for dissatisfaction with your employment for reasons such as lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior or (ii) other grounds for discharge that are reasonably related, in State Street’s honest judgment, to the needs of the business of it and any of its Affiliates. The definition applies only to the enforceability of the covenant not to compete contained in thfis Appendix A, and any other non-competition agreement between you and State Street or any of its Affiliates. It does not in any way modify the at-will employment relationships between you and State Street. • “Client” means a present or former customer or client of State Street or any of its Affiliates with whom you have had, or with whom individuals supervised by you have had, personal contact, or with respect to whom you have had access to Confidential Information which would assist in your solicitation of such customer or client, in each case at any time during your employment with State Street or any of its Affiliates, or with respect to any restriction related to a Client that follows termination of your employment, within twelve months prior to the date your employment with State Street ends. A former customer or client means any such customer or client for which State Street or any of its Affiliates stopped providing all services during your employment with State Street or any of its Affiliates, or with respect to any restriction related to a Client that follows

Information Classification: Limited Access termination of your employment, within twelve months prior to the date your employment with State Street ends. • “Confidential Information” means any and all information of State Street and its Affiliates that is not generally available to the public, and includes any information received by State Street or any of its Affiliates from any third party with the understanding, express or implied, that it would be kept confidential. By way of example, Confidential Information includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of State Street and to its customers, and information concerning any and all discoveries, inventions or improvements thereof made or conceived by you or others for State Street whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is formally designated as “confidential.” • “Prospective Client” means a prospective customer or client of State Street or any of its Affiliates with whom you have had, or with whom individuals supervised by you have had, personal contact, or with respect to whom you have had access to Confidential Information which would assist in your solicitation of such prospective customer or client, in each case at any time during your employment with State Street or any of its Affiliates, or with respect to any restriction related to a Prospective Client that follows termination of your employment, within twelve months prior to the date your employment with State Street ends. • “Restricted Area” means anywhere that State Street or any of its Affiliates markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your employment, anywhere in which you provided services or had a material presence or influence on behalf of State Street or any of its Affiliates at any time within the 2-year period immediately preceding such termination. • “Restricted Capacity” means any capacity, or with respect to the portion of the Non- Compete Period that follows termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by State Street at any time within the 2-year period immediately preceding such termination and/or involves any services that you provided to State Street or any of its Affiliates at any time within such 2-year period. • “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other person or entity with your assistance to induce a Client to: a. transfer the Client’s business from State Street or any of its Affiliates to any other person or entity; b. cease or curtail the Client’s business with State Street or any of its Affiliates; or c. divert a business opportunity from State Street or any of its Affiliates to any other person or entity.

Information Classification: Limited Access CONFIDENTIALITY, INTELLECTUAL PROPERTY AND RESTRICTIVE COVENANT PROTECTIVE AGREEMENT dated 15 JULY 2019 STATE STREET ASIA LIMITED and FRANCISCO ARISTEGUIETA

Information Classification: Limited Access 2 Confidentiality, Intellectual Property and Restrictive Covenant Protective Agreement This Confidentiality, Intellectual Property and Restrictive Covenant Protective Agreement (“Agreement”) is dated 15 July 2019 Between State Street Asia Limited (the “Company” or “State Street”), whose registered office is at L68, Two International Finance Centre, 8 Finance Street, Central, Hong Kong; and Francisco Aristiguieta of [address] (the “Employee” or “You”); This Agreement now witnesses as follows: 1. Undertakings You agree to the undertakings and terms set out below. For the avoidance of doubt, this Agreement is not a contract of employment as defined by the Employment Ordinance or otherwise. 2. Confidentiality 2.1 You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Associated Companies, or its or their licensors, suppliers or customers. Subject to clause 12, below, you agree specifically as follows, in each case whether during your Employment or following the termination thereof:- (a) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (b) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your Employment with the Company and its Associated Companies. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (c) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Associated Companies through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable information security policies and procedures of the Company and its Associated Companies. (d) Upon the earlier of request or termination of Employment, you agree to return to the Company or the relevant Associated Companies, or if so directed by the Company or the relevant Associated Companies, to destroy any and all copies of materials in your possession containing Confidential Information. 2.2 The terms of this clause 2 do not apply to any information which is previously known to you without an obligation of confidence or without breach of this clause 2, is publicly disclosed (other than by a violation by you of the terms of this clause 2) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation

Information Classification: Limited Access 3 of confidence and other than in relation to your Employment with the Company or any of its Associated Companies. 2.3 State Street recognizes that certain disclosures of confidential information to appropriate government authorities or other designated persons are protected by “whistle-blower” and other laws. Nothing in this clause 2 is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 3. Intellectual Property 3.1 You acknowledge and agree that all Intellectual Property made, originated or developed by you (whether alone or jointly with others) at any time during the course of your employment with the Company (whether or not made, originated or developed during normal working hours) or in carrying out the Company’s instructions, shall belong to and vest in the Company to the fullest extent permitted by law (“Employment IP”). For the avoidance of doubt, Employment IP does not include Intellectual Property made, originated or developed which are wholly unconnected with your employment with the Company. You acknowledge and agree that the Company and its Associated Companies can disclose and exploit all rights in and to the Employment IP and to modify them, as they consider appropriate. 3.2 To the extent that any of the Employment IP does not vest in the Company, you hereby assign all rights, title and interest in and to the Employment IP to the Company. This assignment (if any) is valid worldwide, irrevocable, perpetual, transferable, and for any exploitation forms or means, including those unknown at the present date. The compensation for this assignment (if any) is included in your salary and other remuneration, and you agree not to make any claims against the Company or any Associated Company in respect of this assignment. 3.3 You must promptly disclose to the Company and to no one else the full details of all Employment IP made, originated or developed by you whether alone or jointly with others, including all records, documents, papers, drawings and models relating to such Employment IP. 3.4 All records, documents, papers (including copies and summaries thereof), drawings, models and other copyright protected works made or acquired by you in the course of your employment shall, together with all the worldwide copyright and design rights in all such works, be and at all times remain the absolute property of the Company. You shall return the same to the Company upon termination of employment. 3.5 You hereby irrevocably and unconditionally waive in favour of the Company all rights granted by the Copyright Ordinance in connection with his/her authorship of any copyright works in the course of his/her employment with the Company, including without limitation any moral rights and any right to claim an additional payment with respect to use or exploitation of those works. In particular, you agree that you will not be entitled to any award under Section 14(2) of the Copyright Ordinance even if the copyright work is exploited in such a way that could not reasonably have been contemplated by the Employee and the Company at the time of making the work. 3.6 You agree that: (a) your salary and other remuneration are full compensation for your services and all present and future uses of copyright works made by you in the course of your employment; and (b) you will not make any claims against the Company or any Associated Company with respect to those copyright works.

Information Classification: Limited Access 4 3.7 If you make any inventions that do not belong to the Company under the Patents Ordinance, you agree that you will forthwith exclusively license or assign (as determined by the Company) to the Company or one of its Associated Companies your rights in relation to such inventions and will deliver to the Company or the appropriate Associated Company all documents and other materials relating to them. The Company will pay to you such compensation for the licence or assignment as the Company will determine in its absolute discretion, subject to the Patents Ordinance. 3.8 You shall, at the request and expense of the Company both during and after the termination of his/her employment, do all things necessary or desirable (including the execution of documents) to obtain, perfect, maintain and enforce the rights of the Company or any of its Associated Companies under this Clause 3. 4. Non-Competition 4.1 During your Employment and for the six (6) months following its termination for any reason, you will not within the Restricted Territory, directly or indirectly, whether as owner, director, partner, investor, consultant, agent, employee, co-venturer or otherwise and whether alone or in conjunction with or on behalf of any other person-- (a) become engaged, employed, concerned or interested in or provide technical, commercial or professional advice to, any Person which supplies or provides (or intends to supply or provide) Products or Services in competition with such parts of the business of the Company or any Relevant Associated Company with which you were materially engaged or involved or for which you were responsible during the Relevant Period; (b) compete with the Company or any Relevant Associated Company, or undertake any planning for any business competitive with the business of the Company or any Relevant Associated Company; (c) engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of the Company, or any Relevant Associated Company as conducted or under consideration during the Relevant Period and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of the Company or any Relevant Associated Company, as conducted or in planning during the Relevant Period. 4.2 The period of 6 months referred to above will be reduced by one day for every day during which, at the Company’s direction, you are on a period of garden leave. 4.3 Nothing in this clause 4 shall prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. 5. Non-Solicitation 5.1 You agree that, during your Employment and for a period of six (6) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company: (a) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Associated Companies), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was

Information Classification: Limited Access 5 an officer of the Company or any of its Associated Companies (excluding any such officer whose employment was involuntarily terminated); or (b) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Associated Companies. 5.2 For purposes of this clause 5, “officer” shall include any person holding a position title of Assistant Vice President or SSGA Principal 4 or higher. 6. Associated Companies 6.1 Clauses 2 to 5 (inclusive) above and the definitions in this Agreement will also apply as though references to Company were substituted with references to each Associated Company. Each of these provisions will, with respect to each Associated Company, constitute a separate and distinct covenant and the invalidity or unenforceability of any such covenant shall not affect the validity or enforceability of the covenants in favour of the Company or any other Associated Company. The provisions of this “Associated Company” provision shall only apply in respect of those Associated Companies: (i) with whom you have given your services; (ii) for whom you have been responsible; or (iii) with whom you have otherwise been concerned, in the 12 months immediately preceding the Termination Date. You agree to be bound by and comply with the terms and conditions of this Agreement with respect to such Associated Companies as if you entered into a separate agreement with each of them. 6.2 In relation to each Associated Company referred to in the paragraph immediately above, the Company executes as trustee and agent for the benefit of each such Associated Company. You agree that, if required to do so by the Company, you will enter into covenants in the same terms as those set out in clauses 2 to 5 (inclusive) hereof directly with all or any of such Associated Companies, mutatis mutandis and the Company shall be entitled, and is hereby irrevocably and unconditionally authorised by you, to execute all such documents as are required to give effect to the foregoing, on your behalf. 6.3 Both parties acknowledge that the prohibition and restrictions contained in this Agreement are: (a) reasonable as to period, territorial limitation and subject matter; and (b) are no more than that which is reasonably required for the protection of the Company’s (or relevant Associated Company’s) legitimate business interests and of any Confidential Information the Employee may have learned or possessed during the term of this Agreement. 6.4 You execute this Agreement for the benefit of the Company and each Associated Company. You acknowledge and agree that the Company and each of the Associated Companies may independently enforce this Agreement against you including by obtaining and enforcing injunctive relief under Clause 9. 6.5 The rights and obligations under these covenants shall remain in full force and effect and survive the termination of this Agreement for any reason whatsoever. 7. Further Obligations of the Employee You agree that in the event of receiving from any person, company, business entity or other organisation an offer of employment or engagement either during the continuance of your

Information Classification: Limited Access 6 employment with the Company or during the continuance in force of any of the restrictions set out in this Agreement, you will forthwith provide to such person, company, business entity or other organisation making such an offer of employment a full and accurate copy of this Agreement signed by the parties hereto. 8. Third Party Rights 8.1 Subject to Clause 8.2, Associated Companies (“Third Parties”) may enforce the terms and accordingly shall have the benefit of those provisions in this Agreement which are, or are stated to be, for their benefit, subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) (“Third Parties Ordinance”). 8.2 The parties to this Agreement may by agreement terminate, rescind or vary the terms of this Agreement (including this Clause 8) at any time and in any way without the prior consent of or notice to any Third Party. 8.3 Except as provided in Clause 8.1, the terms of this Agreement are not intended to be enforceable by virtue of the Third Parties Ordinance by any person who is not a party to this Agreement. 9. Enforcement You acknowledge and agree that the promises contained in this Agreement are necessary to the protection of the legitimate business interests of the Company and its Associated Companies, including without limitation its and their confidential information, trade secrets and good will, and are material and integral to the undertakings of the Company under this Agreement. You further agree that one or more of the Company and its Associated Companies will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, the Company and any of its Associated Companies shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that, the periods of restriction contained in this Agreement shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Agreement, so that the Company and its Associated Companies shall have the full protection of the periods agreed to herein. 10. No Waiver No delay by the Company or any of its Associated Companies in exercising any right under this Agreement shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by the Company or any of its Associated Companies must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements This Agreement supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with the Company or any of its Associated Companies or pursuant to the applicable policies of any

Information Classification: Limited Access 7 of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Certain Limitations 12.1 Nothing this Agreement prohibits you from reporting possible violations of law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Agreement requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. 12.2 Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third- party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the United States Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. The Company and its Associated Companies do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. 13. Miscellaneous 13.1 The various provisions and sub-provisions of this Agreement are severable and if any provision or sub-provision is held to be unenforceable by any court of competent jurisdiction then such unenforceability shall not affect the enforceability of the remaining provisions or sub-provisions in this Agreement. 13.2 This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same instrument. For the purposes of this Agreement, a signed copy of a facsimile or a scanned version shall be valid and enforceable as an original and binding on the parties hereto. 13.3 The benefit of each agreement and obligation of you under this Agreement may be assigned to and enforced by all successors and assigns for the time being of the Company and its Associated Companies (as applicable) and such agreements and obligations shall operate and remain binding notwithstanding the termination of this Agreement. 13.4 This Agreement and any disputes relating to this Agreement, including those pertaining to or arising out of its interpretation, performance, amendment or enforcement shall be governed by and construed in accordance with the laws of Hong Kong and the parties submit to the non- exclusive jurisdiction of the Hong Kong Courts and Labour Tribunal. 14. Definitions For the purposes of this Agreement, the following words and expressions shall have the meanings set out below: 14.1 “Associated Companies” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries and includes, without limitation, State Street Corporation and State Street Bank & Trust Co. and all of their direct and indirect subsidiaries.

Information Classification: Limited Access 8 14.2 “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Associated Companies and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Associated Companies whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” 14.3 “Client” means a present or former customer or client of the Company or any of its Associated Companies with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during the Relevant Period. A former customer or client means a customer or client for which the Company or any of its Associated Companies stopped providing all services within twelve months prior to the date your Employment with the Company ends. 14.4 “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization (whether conducted on its own or as part of a wider entity), other than the Company or any of its Associated Companies. 14.5 “Products or Services” means any products or services which are the same as, of the same kind as, of a materially similar kind to, or competitive with, any products or services supplied or provided by the Company or Relevant Group Company and with which you were materially concerned or connected within the Relevant Period. 14.6 “Relevant Associated Company” means the Company and/or any Associated Companies for which you have performed services or in respect of which you have had operational or managerial responsibility at any time during the Relevant Period. 14.7 “Relevant Period” means the period of 24 months immediately before the date of termination of your Employment, or (where such provision is applied) the date of commencement of any period of garden leave. 14.8 “Restricted Territory” means any area or territory: (a) in which you worked during the Relevant Period; and/or (b) in relation to which you were responsible for, or materially involved in, the supply of Products or Services in the Relevant Period. 14.9 “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (a) transfer the Client’s business from the Company or any of its Associated Companies to any other person or entity; (b) cease or curtail the Client’s business with the Company or any of its Associated Companies; or (c) divert a business opportunity from the Company or any of its Associated Companies to any other person or entity, which business or business opportunity concerns or relates to the business with which you were actively connected during your Employment with the Company or any of its Associated Companies. 14.10 “Termination Date” means the date on which your employment terminates.

Information Classification: Limited Access 9 Signed for and on behalf of State Street Asia Limited /s/ Narasimhan SL Narasimhan SL, Managing Director, Head of GHR & CC, APAC /s/ Francisco Aristeguieta SIGNED SEALED ) AND DELIVERED as a DEED ) by Francisco Aristeguieta ) in the presence of : /s/ Maria Valdes Signature of witness Maria Valdes Name of witness